 Exhibit 10.42

Portions of this exhibit have been omitted and filed separately with the Secretary of the Securities and Exchange Commission (the “Commission”) pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Such portions are marked as indicated below.

SECOND AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT

This Second Amendment to Asset Purchase and Sale Agreement, dated as of January 26, 2016 (this “Amendment”), amends the Asset Purchase and Sale Agreement by and among Agile Technologies, LLC, a New Jersey limited liability company (the “Seller”), the members of the Seller (the “Members”), and Majesco, a California corporation (the “Buyer”) (together with Seller and the Members, the “Parties”), dated December 12, 2014, and as amended on January 1, 2015 (the “Purchase Agreement”) to the extent and in the manner herein provided. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

B A C K G R O U N D

A.          WHEREAS the Parties desire to amend Exhibit A Earn-Out Terms and Conditions (“Exhibit A”) to the Purchase Agreement; and

B.           WHEREAS, the Purchase Agreement by its terms may be modified or amended from time to time by the written consent of the parties thereto;

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows and agree to amend the Purchase Agreement in the manner hereinafter provided:

1.            Incorporation of Recitals. Each of the foregoing recitals is incorporated by reference in this Amendment as if fully set forth in the body of this Amendment.

2.             Modifications for 2015. For purposes of 2015 only, Exhibit A to the Purchase Agreement is modified as follows:

“(a) The following new subparts will be added to Section 7 (c) to be included in Revenue for purposes of calculating the Earn-Out:

Section 7 (c) (v) Five percent of the initial order book revenue of Buyer software (intellectual property) deals closed by the Agile Division.

Section 7 (c) (vi) Forty percent (40%) of Revenue and EBITDA for Data Center of Excellence projects that have been signed in calendar year 2015.

(b) Except as set forth in this Section 2 (a), for purposes of 2015, Exhibit A to the Purchase Agreement remains unchanged and in full force and effect.”

3.           Transition Period. The period January 1, 2016 through March 31, 2016, will be a transition period as the Parties convert the Earn-Out Period to Buyer’s fiscal year. No Earn Out will accrue or be paid during this Transition Period.

4.            Amendment to Exhibit A for Fiscal Years 2016 and 2017. For fiscal years 2016 and 2017, Exhibit A to the Purchase Agreement is modified as follows:

(a) In Section 1, delete all references to the “Agile Division of Buyer” and replace with “Buyer”. All references to “New Business Targets” are deleted.

(b) The Earn-Out Period defined in Section 2 is deleted and replaced with the following:

“The Earn-Out will be calculated over a period of three years (“Earn-Out Period”). The first year of the Earn-Out Period will commence on January 1, 2015 and end on December 31, 2015; the second year of the Earn-Out Period will commence on April 1, 2016 and end on March 31, 2017; and the third year of the Earn-Out Period will commence on April 1, 2017 and end on March 31, 2018.”

(c ) Section 3 is hereby deleted and replaced with the following;

“The Earn-Out will be calculated as follows: 50% will be fixed and 50% will be variable as set forth in Section 9.”

(d) Section 6 is deleted and replaced with following:

“Section 6 (a) “EBITDA” shall mean Earnings before Interest, Taxes, Depreciation and Amortization for Buyer, i.e., net income with interest, taxes, depreciation, and amortization added back.

Section 6 (b) “Revenue” shall mean business revenue generated by Buyer as reported in its Form 10K for years 2016 and 2017.”

(e) Section 7(a), (b), (c), (d) and (f) are hereby deleted.

(f) Section 8 (a), (b), and (d) are deleted. All references in Section 8 (c) to “Agile Division” are deleted and replaced with “Buyer”.

(g) Section 9 is hereby deleted and replaced with the following:

“Section 9 Calculation of Earn Out.

(a) Fixed Earn-Out. Fifty percent (50%) of the Earn-Out in the amount of Five Hundred Eighty Three Thousand Three Hundred Thirty Three Dollars ($583,333) shall be fixed (the “Fixed Earn -Out”). The Fixed Earn- Out for 2016 shall be paid to Seller by January 31, 2017. The Fixed Earn- Out for 2017 shall be paid to Seller by January 31, 2018.

(b) Variable Earn-Out. The remainder of the Earn-Out (the “Variable Earn- Out”) shall be payable to Seller on a percentage basis as calculated below only if Buyer achieves ninety percent (90%) of Buyer’s corporate Revenue and EBITDA goals for 2016 and 2017. For 2016, the corporate Revenue and EBITDA goals are set forth in the agreed budget for Buyer. For 2017, the Buyer’s Revenue goal is [***] dollars ($[***]) and the Buyer’s adjusted EBITDA goal is 13%. No Variable Earn-Out shall be payable for achieving less than 90% of the corporate Revenue and EBITDA for 2016 and 2017, respectively and any Additional Earn-Out shall not exceed 20% of the Variable Earn-Out. For Revenue and EBITDA between 90% and 120% of Buyer’s Revenue and EBITDA goals, Buyer will pay Seller a Variable Earn-Out calculated on a percentage basis (i.e., Seller will be eligible to receive 90% of the Variable Earn-Out if the Buyer achieves 90% of Buyer’s Revenue and EBITDA goals; 95% of the Variable Earn-Out if Buyer achieves 95% of Buyer’s Revenue and EBITDA goals; 120% of the Variable Earn-Out if the Buyer achieves 120% of Buyer’s Revenue and EBITDA goals, etc.)

This portion of the Earn-Out, if payable, will be paid within fifteen (15) days of the date that Buyer’s Board of Directors approves Buyer’s financials for 2017 and 2018, respectively.”

(h)	Section 11 (a) deleted and replaced with the following: “Revenue and EBITDA will be as per the financial statements as set forth in Buyer’s Form 10-K for 2017 and 2018, respectively”.

(i)	Add the following new subpart (e) to Section 11:

“Seller may direct Buyer in writing to pay a portion of the Earn-Out to the following individuals in such amounts as Seller directs: Dan Mets and Nick Coenen.”

(j)	In Section 12 is hereby deleted.

5.            No Further Amendment. Except as otherwise amended by this Amendment, all provisions of the Purchase Agreement, including, without limitation, provisions relating to governing law, shall remain in full force and effect and shall apply to this Amendment (unless this Amendment specifically amends a particular provision of the Purchase Agreement) and the Purchase Agreement and this Amendment shall be construed together and considered one and the same agreement.

6.             Counterparts. This Amendment may be executed in two or more counterparts and via facsimile, pdf or electronic delivery, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

7.             Governing Law; Waiver of Jury Trial. The Parties hereby agree that any Action arising out of or related to this Amendment shall be conducted only in state or federal courts located in the borough of Manhattan in New York City, New York. Each Party hereby irrevocably consents and submits to the exclusive personal jurisdiction of and venue in the federal and state courts

*** Confidential treatment has been requested with respect to this portion of the agreement, and such confidential portion has been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

located in the borough of Manhattan in New York City, New York. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 12.3 of the Purchase Agreement. Nothing in this Section 10, however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by Law. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT EACH PARTY HERETO SHALL HAVE THE RIGHT TO PROCEED AGAINST ANY OTHER PARTY IN A COURT IN ANY LOCATION TO ENABLE HIM OR IT TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN HIS OR ITS FAVOR.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Purchase Agreement to be executed and delivered as of the day and year first above written.

Seller:	AGILE TECHNOLOGIES, LLC

	By:	/s/ William Freitag
Name: William Freitag
Title: Managing Director and Chief Executive Officer

Members:
/s/ William Freitag
WILLIAM FREITAG

/s/ John Johansen
JOHN JOHANSEN

/s/ Robert Buhrle
ROBERT BUHRLE

Buyer:	MAJESCO

	By:	/s/ Ketan Mehta
Name: Ketan Mehta
Title: President and Chief Executive Officer

[Signature Page to Second Amendment to Purchase Agreement]